FORMER GLAXOSMITHKLINE®, CAMPBELL’S® SOUP EXECUTIVE

NAMED MUSCLEPHARM CHIEF MARKETING OFFICER

DENVER, COLORADO – October 21, 2013 – MusclePharm Corporation (OTCQB: MSLP), a nutritional supplement company focused on active lifestyles, today announced that Sydney Rollock has joined the company as Chief Marketing Officer. In this role, Rollock will oversee global brand management, global marketing and sales, as well as help lead MusclePharm’s corporate strategy to ultimately grow product lines and revenue streams.

“We are thrilled to add an executive of Sydney’s caliber to our growing company,” said Brad Pyatt, founder and CEO, MusclePharm. “Sydney brings tremendous knowledge and experience from within the Pharma, Pharma OTC, Health & Wellness and Nutritional Supplements categories, giving him the insight to develop targeted marketing initiatives that will resonate with our customers.”

With over 20 years of experience in marketing and general management, Rollock has been instrumental in growing brand portfolios in both global Fortune 500 companies (GlaxoSmithKline, Coca-Cola, Campbell’s, and General Mills) and entrepreneurial companies. Rollock joins MusclePharm from XXIC, where he was Founder and President. XXIC partnered with investors to identify and evaluate non-core consumer Fortune 500 brand businesses in the OTC Health & Wellness sector, with the intent of bringing buyers and sellers together to form a stand-alone specialty premium Consumer OTC Company.

“I’m looking forward to joining forces with MusclePharm’s executive team,” said Rollock. “I believe that there is major growth potential with the company’s cutting-edge product lines and present and future partnerships.”

Before founding XXIC, Rollock held leadership positions within marketing and general management at Brightside Academy Inc. and at GlaxoSmith Kline Consumer Healthcare North America as Vice President and General Manager of two of their major business units. Rollock received his M.B.A. from the University of Michigan, Ross School of Business.

In other company matters: Executive Vice President John Bluher has resigned to pursue a new opportunity. Bluher will stay on the Board of Directors until December 31, 2013 as this transition happens.

Bluher stated” “Brad and I executed a plan to recapitalize the company and reposition MusclePharm to grow as it is. I came here to help with the reorganization of the company and to help seat and run the Board as Co-Chairman. My work is done at MusclePharm, and I am working on a new opportunity to run my own company. Brad and I have an amazing friendship and mutual respect for each other and I wish MusclePharm and Brad all the best in future success.”

ABOUT MUSCLEPHARM CORPORATION:

Founded in 2008 by former NFL player Brad Pyatt, MusclePharm is a healthy lifestyle company that develops and manufactures scientific and safe nutritional supplements. The company’s products are designed for Active Lifestyles who seek muscle building, weight maintenance and general fitness through an internationally recognized daily nutritional supplement regimen. The products are formulated through a six-stage research process designed by leading nutritional scientists at the MusclePharm Sports Science & Research Center in Denver. MusclePharm's products are sold in more than 110 countries and available in 10,500+ U.S. retail outlets, including Dick's Sporting Goods, 24 Hour Fitness, Bally’s, GNC, Vitamin Shoppe and Vitamin World. MusclePharm products also are sold globally through more than 100 online channels, including Bodybuilding.com, Amazon.com and Vitacost.com.

For more information, visit www.MusclePharm.com. Follow the company at www.Facebook.com/MusclePharm and www.Twitter.com/MusclePharm.

Forward Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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MusclePharm PR Contact:

Ivy Mollenkamp/Amy Pandya

Rogers & Cowan

310-854-8131/310-854-8262

imollenkamp@rogersandcowan.com

apandya@rogersandcowan.com

MusclePharm Investor Contact:

The Del Mar Consulting Group, Inc.	Or	Alex Partners, LLC
Robert B. Prag, President		Scott Wilfong, President
Telephone: 858-794-9500		Telephone: 425-242-0891
Email: bprag@delmarconsulting.com		Email: Scott@alexpartnersllc.com